SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MERCATOR PARTNERS ACQUISITION CORP.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

     Mercator Partners Acquisition Corp., a corporation existing under the laws of the state of Delaware, by its Chief Executive Officer, hereby certifies as follows:
     1. The name of the Corporation is “Mercator Partners Acquisition Corp.”
     2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 3, 2005 and an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 22, 2005. (collectively, the “Charter”).
     3. This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Charter.
     4. This Second Amended and Restated Certificate of Incorporation was duly adopted by a written consent of the directors and by a vote of the majority of stockholders of the Corporation at a special meeting called for such purpose, in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”).
     5. The text of the Charter is hereby further amended and restated to read in full as follows:
          FIRST: The name of the corporation is Global Telecom & Technology, Inc. (hereinafter sometimes referred to as the “Corporation”).
          SECOND: The registered office of the Corporation is to be located at 874 Walker Road, Suite C, Dover, Delaware. The name of its registered agent at that address is United Corporate Services Inc.
          THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).
          FOURTH: (a) Authorized Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,005,000 of which:

                    (i) 80,000,000 shares shall be Common Stock, with a par value of $.0001 per share; and
                    (ii) 5,000 shares shall be Preferred Stock, with a par value of $.0001 per share.
               (b) Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.
               (c) Common Stock.
                    (i) Dividends. Subject to the preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.
                    (ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.
                    (iii) Voting Rights. Except as otherwise required by statute or as otherwise provided in this Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.
                    (iv) Conversion. The holders of shares of Common Stock shall have no conversion rights under any circumstances.
          FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Second Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders of the Corporation. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws of the Corporation. The directors of the Corporation shall not be classified into separate classes and all directors shall be elected to a new term of office at each annual meeting of the stockholders of the Corporation.

               (b) Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.
          SIXTH: The Corporation is to have perpetual existence.
          SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
               (a) Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.
               (b) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the Corporation as provided in the Bylaws of the Corporation.
               (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.
               (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the GCL, this Second Amended and Restated Certificate of Incorporation, and any Bylaws from time to time duly adopted made by the stockholders; provided, however, that no bylaw so adopted shall invalidate any prior act of the directors.

          EIGHT: (a) To the fullest extend permitted by the GCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.
               (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
               (c) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as an employee at the request of the Corporation or any predecessor to the Corporation.
               (d) Neither any amendment nor repeal of this Article EIGHT, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHT, shall eliminate or reduce the effect of this Article EIGHT, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHT, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
          NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by D. Michael Keenan, its Chief Executive Officer, as of the 16th day of October, 2006.

/s/ D. Michael Keenan
D. Michael Keenan, Chief Executive Officer